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                                                                   Exhibit 2.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form 20-F of our Report dated February 14, 2000, and to the incorporation of our reports included in this Form 20-F, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-85168, 333-09292 and 333-74321. It should be noted that we have not audited any financial statements of the Company subsequent to November 30, 1999 or performed any audit procedures subsequent to the date of our report.

                                       /s/ Arthur Andersen

Glasgow, Scotland
May 26, 2000